GOLDBELT ELECTRIC THEATER LLC
                               OPERATING AGREEMENT


BETWEEN:                   Goldbelt, Incorporated
                           An Alaska corporation                      (Goldbelt)

AND:                       Spitz, Inc.
                           A Delaware corporation                       (Spitz)

EFFECTIVE DATE:

                                    RECITALS:

         Goldbelt and Spitz, who are hereinafter collectively referred to as the "Members" and individually as a "Member", desire to form a limited liability company for the purposes and on the terms and subject to the conditions stated in this Agreement.

                                   AGREEMENTS:

1.    Formation of Limited Liability Company

      1.1 Formation. The Members hereby form a limited liability company (Company) pursuant to the provisions of the Limited Liability Company Act of the State of Alaska, Alaska Statute ss.10.50.010 et seq., in accordance with the provisions of this Agreement.

      1.2   Name.  The name of the Company  shall be Goldbelt  Electric  Theater
            LLC.

      1.3 Articles of Organization. Articles of Organization for the Company shall be filed by the Members with the Alaska Department of Commerce and Economic Development promptly upon the execution of this Agreement. The Company shall not conduct any business prior to the filing of the Articles of Organization.

      1.4 Principal Place of Business. The principal place of business of the Company shall be at 9097 Glacier Highway, Suite 200, Juneau, Alaska 99801. The business of the Company may also be conducted at such other or additional place or places as may from time to time be designated by the Members.

      1.5 Registered Office and Registered Agent. The mailing address of the Company's initial registered office shall be at 9097 Glacier
            Highway,  Suite  200,  Juneau,  Alaska  99801,  and the  name of its initial registered agent at such address shall be Goldbelt, Incorporated.




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      1.6   Purposes  and  Powers.  The  Company  is  formed  for the  following purposes:

            1.6.1 To construct, lease, own and operate a domed projection screen and theater, ancillary video projection operations, and visitor amenities for theaters, including snack and souvenir concession operations, at one or more locations in Alaska.

            1.6.2 To do all things  necessary,  incident,  or in  furtherance of such business.

      1.7 Term of Company. The Company elects to continue in existence until December 31, 2010, unless the term of the Company is extended prior thereto by mutual agreement of all Members. If the term of the Company is extended by mutual agreement of the Members, the term shall continue until five years from the effective date of the Members' agreement to extend the term of the Company, unless the term of the Company is further extended for one or more additional five-year terms prior thereto by mutual agreement of all Members. On the expiration of the term of the Company, the Company shall be dissolved and its affairs shall be wound up in accordance with the provisions of Section 12.

      1.8 Title. Title to the property and assets of the Company shall be held in the name of the Company.

2.    Capital

      2.1   Initial Contributions.

            (a) Spitz shall be obligated, to the extent provided below, to make capital contributions to the Company up to an aggregate amount of $300,000.

            (b) $180,000 of such capital contribution by Spitz shall be in the form of a reduced purchase price for the Electric Horizon System (including related development and theater design fees) that is being provided by Spitz to the Company pursuant to the purchase contract for such system between the Company and Spitz (the "Purchase Contract"), a copy of which is annexed hereto as Exhibit A. The Purchase Contract shall include, among other things, provisions insuring to Spitz's reasonable satisfaction the Company's ability to pay and perform its obligations under the Purchase Contract (whether by arranging for payment directly by a third party financier or otherwise). Such capital contribution shall be deemed made by Spitz in installments at the same time as amounts are required to be paid by the Company to Spitz under the Purchase Contract and in the same ratio as each required payment is of the total amount to be paid under the Purchase Contract.




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            (c)   The remaining  $120,000  commitment of Spitz shall be callable by the Manager as needed to pay 40% of the Company's cost of obtaining show content (or, if Spitz's percentage of such costs are less than $120,000, as thereafter needed to pay 40% of the Company's other costs); provided, however, that it is agreed and understood that in no event will Spitz be required to make a capital contribution pursuant to this Section 2.1(c) except to the extent that, after giving effect to Spitz's capital contributions pursuant to this Section 2.1(c) and Goldbelt's capital contributions pursuant to Section 2.1(d), the aggregate amount of capital contributions made by Spitz pursuant to this Section 2.1(c) does not exceed 40% of the total capital contributions made pursuant to Section 2.1(c) and Section 2.1(d).

            (d) Goldbelt shall be obligated to make capital contributions sufficient to provide the Company with all the remaining cash that the Company will need prior to the date (the "Opening Date") of the commencement of the Company's operations (i.e., the opening of the Company's first theater for business). Goldbelt may reduce the amount of its obligation under this
                  Section 2.1(d) by obtaining debt financing on commercially reasonable terms for the Company (but in no event shall the acquisition of such financing be considered a capital contribution by Goldbelt). In the event that Goldbelt is required by any creditor to guarantee any such indebtedness, Spitz will be offered the opportunity to co-guarantee the debt. If Goldbelt guarantees the debt but Spitz elects not to guarantee the debt, an amount equal to 1.5% of the amount so guaranteed shall be deducted from Spitz's Capital Account and added to Goldbelt's Capital Account (and, for purposes of calculating the Percentage Interests of the Members, such amount shall thereafter be considered an amount contributed to the Company's capital by Goldbelt, and shall not be considered an amount contributed to the Company's capital by Spitz).

      2.2 Additional Contributions. Except as otherwise required by applicable law, no Member shall have any obligation to make any additional contributions to the capital of the Company, nor shall any such additional capital contribution be made to or accepted by the Company except (i) with the approval and consent of both Members, or
            (ii) pursuant to Section 2.3 below.

      2.3   Pre-Emptive Rights.

            (a) At any time subsequent to the Opening Date that the Company seeks to raise additional capital through equity financing (including any financing in which all or part of the securities sold are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, any equity securities), Spitz and Goldbelt (each an "Original Member") shall each have the right and option to purchase up to 50% of such equity then being offered at the same price and upon the same terms as are offered by the Company; provided, however, that such right will not apply to the first $300,000 of capital being provided by each of Spitz and Goldbelt pursuant to Section 2.1 above. The Manager shall give written notice to the Original Members at least thirty (30) days prior to the issuance of such equity, which written notice shall set forth, in reasonable detail, the terms and conditions of the proposed issuance of new equity. Each Original Member intending to purchase a portion of the equity being offered shall, within twenty (20) days of delivery of such written notice, deliver notice of such intention to the Manager. The failure to give such notice shall be deemed a waiver of such Original Member's rights to purchase. In the event an Original Member waives its rights, any Original Member who does exercise its rights shall have the right to purchase amounts which the other Original Member chooses not to purchase, if such exercising Original Member includes in its notice an intention to make such additional purchase.



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            (b)   Nothing in  Section  2.3(a)  above  shall in any way limit the amount of capital contributions that Goldbelt is required to make pursuant to Section 2.1(d) above, or provide Goldbelt with any right or option to elect not to make any capital contribution (unless, and only to the extent, Spitz exercises its pre-emptive right to make capital contributions that Goldbelt would otherwise be required to make pursuant to
                  Section 2.1(d) above).

      2.4 Loans from Goldbelt. In the event that both Members determine that additional funds are necessary in order to meet the needs of the Company, Goldbelt may, at Goldbelt's sole discretion, loan the funds to the Company. All amounts loaned by Goldbelt to the Company shall bear interest at a rate equal to one and one-half (1.5) percentage points over the prime rate of interest in effect on the date of disbursement of the Company as quoted in the Wall Street Journal, or if that publication becomes unavailable, another reputable source selected by the Members. The specific terms of repayment of any loan arrangements for security for the loan must be agreed upon by all of the Members prior to the time the loan is disbursed, as a condition of such disbursement. Loans made by Goldbelt to the Company under this Section 2.4 shall, for all purposes, be considered loans and shall not be considered additional capital contributions by Goldbelt.

      2.5 Interest. No interest shall be paid on the initial contributions made by either Member or on any subsequent contributions by either Member to the capital of the Company.

      2.6 Return of Contributions; No Right to Withdraw Capital. Each Member shall look solely to the assets of the Company for the return of such Member's capital contributions and, if the assets of the Company are insufficient to return such capital contributions, such Member shall have no recourse against any other Member for that purpose. Except as specifically provided in this Agreement, a Member may not withdraw capital from the Company. To the extent any amount that any Member is entitled to receive from the Company pursuant to any provision of this Agreement constitutes a return of capital, each of the Members consents to the withdrawal of such capital. A Member shall not have the right to demand and receive property other than cash in return for such Member's capital contribution.

      2.7 Capital Accounts. The Company shall maintain a separate capital account (a "Capital Account:") for each Member in accordance with the requirements of Treasury Regulationss.1.704-01. Each Member's Capital Account shall be equal to:

            2.7.1 The amount of cash and the fair market  value of the  property contributed to the capital of the Company by such Member (including the assumption of Company debt by the Member); plus

            2.7.2 Such Member's  allocable share,  pursuant to Section 4, of any profits of the Company and any items of Company gain or income; minus

            2.7.3 Such Member's  allocable share,  pursuant to Section 4, of any losses of the Company and any items of Company loss or expense; minus




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            2.7.4 The  amount  of cash and the  fair  market  value of  property distributed to such Member (including the amount of any debt of such Member assumed by the Company).

      Each Member's  Capital  Account  shall be further  adjusted as provided in
Section 2.1(d) if applicable.

3.    Conduct of Company Business.

      3.1 Management. The Company shall be a manager-managed limited liability company with Goldbelt acting as manager. Goldbelt shall provide the necessary management level personnel who will spend the time reasonably necessary following the effective date of this Agreement to initiate and operate the business of the Company. Goldbelt shall be responsible for the management of the Company's day-to-day business operations.

      3.2 Management Fees. Goldbelt shall not receive a management fee for its services.

      3.3 Employment of Personnel. Goldbelt, as manager of the Company, shall, subject only to Section 6.1.2 below, have the full power and authority to cause the Company to hire such employees as Goldbelt determines to be in the Company's best interests.

4.    Allocation of Net Profits and Losses

      4.1 Determination. The net profit or net loss of the Company for each fiscal year shall be determined as of the end of such fiscal year by the Company's certified public accountant in accordance with generally accepted accounting principles consistently applied.

      4.2 (a) Allocation. After giving effect to the special allocations set forth in Sections 4.4 and 4.5, the net profit or net losses of the Company for any fiscal year shall be allocated among the Members in accordance with Percentage Interests.

            (b) Adjusted Capital Account Deficits. Any losses allocated pursuant to to Section 4.1(a) hereof shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have a negative Capital Account at the end of any fiscal year. In the event some but not all of the Members would have a negative Capital Account as a consequence of an allocation of losses pursuant to
            Section 4.1(a) hereof, the limitation set forth in this Section 4.1(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. A Member who would have been allocated an amount of losses but for the limitation in the first sentence of this Section 4.1(b) shall thereafter share in profits only after the other Members have been allocated 100% of such Member's share of profits to the extent of (and among such Members in proportion to) any losses previously borne by each of them in respect of such Member. In the event that no Member may be allocated losses as a result of the prohibition contained in this
            Section 4.1(b), losses shall be allocated in accordance with Percentage Interests.




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      4.3   "Percentage Interests" shall mean, with respect to each Member, such
            Member's Adjusted Capital Contribution (expressed as a percentage of the aggregate Adjusted Capital Contributions of all Members). "Adjusted Capital Contribution" shall mean, with respect to each Member, the amount of capital contributed by such Member pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement. In the event that a Member sells all or a portion of its interest in the Company or the Company redeems all or a portion of such Member's interest in the Company, the Member's Adjusted Capital Contribution shall be reduced by the same proportion as the interest purchased or redeemed bears to such Member's entire interest. If a person acquires all or a portion of a Member's interest, such person shall be considered to have made the capital contribution as so relates to the interest purchased.

      4.4   Special Allocations Relating to Depreciation for Income Tax Purposes

            4.4.1 All  depreciation,   amortization,   and  similar   deductions
                  relating to property, equipment, and other capital assets shall be allocated between the Members in proportion to the positive balances in the Capital Accounts of the Members at the end of the fiscal year for which the deduction is available. The alternative minimum tax adjustment relating to depreciation under IRCss.56(a)(1) will be allocated in the same manner. Notwithstanding the other provisions of this
                  Section 4.4.1, no allocation of deductions shall be made to any Member under this Section 4.4 to the extent that such allocation would cause the Member to have a negative Capital Account at the end of the fiscal year in which the allocation would otherwise be made.

            4.4.2 Upon the sale,  exchange,  or other taxable disposition of any item of equipment or other capital asset the depreciation, amortization, or similar deductions with respect to which have been specially allocated to the Members under Section 4.4.1, any gain realized by the Company shall be allocated to the Members in the same proportions as the deductions that have been specially allocated to the Members with respect to the asset under Section 4.4.1, provided that the gain specially allocated to a Member under this Section 4.4.2 shall not exceed the excess, if any, of (a) the aggregate deductions allocated to the Member pursuant to Section 4.4.1 with respect to the asset over (b) the aggregate gain from the asset allocated to the Member pursuant to this Section 4.4.2 for the fiscal year to which the allocation relates and all prior fiscal years.

      4.5 Additional Special Allocations for Income Tax Reporting Purposes. Notwithstanding any provision of this Section 4, the following special allocations shall be made in the following order:




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            4.5.1 Except     as      otherwise      provided     in     Treasury
                  Regulationsss.1.704-2(f),  if there is a net  decrease  in the
                  Partnership    Minimum    Gain   (as   defined   in   Treasury
                  Regulationsss.ss.1.704-2(b)(2) and 1.704-2(d)) of the Company during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount
                  equal  to  such   Member's   share  of  the  net  decrease  in
                  Partnership  Minimum  Gain  of  the  Company,   determined  in
                  accordance with Treasury Regulationsss.1.704-2(g). Special allocations made under this Section 4.5.1 shall be made to Members in proportion to the respective amounts required to be allocated to each Member. The items of Company income and gain to be specially allocated under this Section 4.5.1 shall be
                  determined   in   accordance    with   Treasury    Regulations
                  ss.1.704-2(f)(6) andss.1.704-2(j)(2).

            4.5.2 Except     as      otherwise      provided     in     Treasury
                  Regulationsss.1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulationsss.1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulationsss.1.704-2(i)(4). For purposes of this Section 4.5.2, "Member Nonrecourse Debt" shall have the meaning set forth in treasury Regulations ss.1.704-2(b)(4) for "partner nonrecourse debt," and "Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Partnership Minimum Gain of the Company that would result in such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations ss.1.704-2(i)(3). Special allocations made under this Section 4.5.2 shall be made to Members in proportion to the respective amounts required to be allocated to each Member. The items of Company income and gain to be specially allocated under this Section 4.5.2 shall be
                  determined       in       accordance       with       Treasury
                  Regulationsss.ss.1.704-2(j)(2).

            4.5.3 If any Member  unexpectedly  receives  any  adjustment  in any fiscal year of the Company that results in a deficit balance in the Member's Capital Account, the Member shall be specially allocated items of Company income and gain (consisting of a pro rata share of each item of Company income and gain for such fiscal year) in an amount and manner sufficient to eliminate the deficit balance in the Member's Capital Account as quickly as possible. However, the special allocation provided in this Section 4.5.3 shall be made only if and to the extent that the affected Member would have a deficit balance in the Member's Capital Account after all other allocations provided for in this Section 4 have been made as if Section 4.5.4 and this Section 4.5.3 were not part of this Agreement.





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            4.5.4 If any Member has a deficit  balance in the  Member's  Capital
                  Account at the end of any fiscal year of the Company in an amount that exceeds the sum of (a) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (b) the amount such Member is deemed to be obligated to restore pursuant to the next to the last
                  sentences  of  Treasury   Regulationsss.ss.1.704-2(g)(1)   and
                  1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible pro-rata in accordance with the amount of such deficits. However, the special allocation provided in this Section 4.5.4 shall be made with respect to a Member only if and to the extent that the affected Member would have an excess deficit balance in the Member's Capital Account as described in this Section 4.5.4 after all other allocations provided for in this Section 4 have been made as if Section
                  4.5.3 and this Section 4.5.4 were not part of this Agreement.

            4.5.5 Nonrecourse deductions, as defined in Treasury Regulations ss.
                  1.704-2(b)(2), for any fiscal year of the Company shall be specially allocated among the Members in proportion to each Member's respective share of losses under Section 4.2.

            4.5.6 Any Member  Nonrecourse  Deductions for any fiscal year of the
                  Company shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulationsss. 1.704-2(i)(1). For purposes of this Section 4.5.6, "Member Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulationsss.ss. 1.704-2(i)(1) and 1.04-2(i)(2) for "partner nonrecourse deductions," and "Member Nonrecourse
                  Debt" shall have the meaning set forth in Treasury Regulationsss. 1.704-2(b)(4) for "partner nonrecourse debt."

            4.5.7 If an adjustment to the adjusted tax basis of any asset of the
                  Company required under IRC ss.ss. 734(b) or 743(b) must be taken into account, under Treasury Regulation ss. 1.704-1(b)(2)(iv)(m), in determining the Capital Accounts of Members, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases basis) or loss (if the adjustment decreases basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are to be adjusted under the Treasury Regulations.

      4.6   Regulatory Allocations. The allocations set forth in Section 4.4 and
            Section 4.5 ("Regulatory Allocations") are intended to comply with requirements of the Treasury Regulations and shall be interpreted accordingly. The Members desire that, to the extent possible, all Regulatory Allocations be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction. Notwithstanding any other provision of Section 4 (other than the Regulatory Allocations), offsetting special allocations of Company income, gain, loss or deduction shall be made in whatever manner the Members reasonably determine appropriate so that, after such offsetting allocations are made, the Capital Account of each Member is, to the extent possible, equal to the Capital Account the Member would have had if the Regulatory Allocations were not part of this Agreement and all items of Company income, gain, loss, deduction, and credit were allocated pursuant to Section 4.2.

5.    Distributions

      5.1 Distributions to Members. Within 90 days after the end of each fiscal year, the Company shall make a distribution in an amount equal 50% of the available cash flow after debt service. The Company's obligation to make such a distribution is subject to the restrictions governing distributions under the Limited Liability Company Act of the State of Alaska, Alaska Statute ss. 10.50.010 et seq. Any distribution pursuant to this Section 5.1 shall be made to the Members in proportion to Percentage Interests.


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      5.2   Other  Distributions.   The  Members  shall,  not  less  often  than
            quarterly, review the financial operations and cash position of the Company and may, subject to the restrictions governing distributions under the Limited Liability Company Act of the State of Alaska and the consent of each of the Members, cause the Company to distribute any cash that is in excess of the amount that the Members determine is reasonably needed by the Company.

      5.3 Tax Distributions. At least 10 days before the payment of a periodic installment of estimated tax is required to be made by a Member, whether federal, state and/or local tax, where the amount to be paid by such Member is greater than the amount such Member would have been obligated to pay if such Member did not own an interest in the Company (an "Additional Tax Payment"), then the Company shall distribute cash to the Members, pro rata in accordance with their Percentage Interests, until each Member has received at least an amount equal to the difference between (x) the amount of an Additional Tax Payment due from such Member, minus (y) the difference (if and only if a positive number) between the aggregate amount of distributions heretofore made to such Member pursuant to
            Section 5.3 minus the aggregate amount of Additional Tax Payments theretofore made by the Member. Any amount distributed pursuant to this Section 5.3 shall be treated as a loan by the Company to the Members and shall be deducted from any future distributions that would otherwise be made to such Members pursuant to Sections 5.1,
            5.2 and 12.3. The Members and the Managers shall cooperate in all respects to provide each other with all requisite information such that the amount of tax distributions due to the Members pursuant to this Section 5.3 may be determined.

6.    Administration of Company Business

            6.1.1 Management.  The business and affairs of the company  shall be managed exclusively by its designated manager (the "Manager"). The Manager shall direct, manage and control the Company to the best of its ability and, subject to Section 6.1.2, shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things that the Manager reasonably deems to be required to accomplish the business and objectives of the performance of its duties under this Agreement. The Manager shall at all time act in the best interests of the Company and its Members.

            6.1.2.Approval of the Members.  The following actions of the Company shall require the approval of all Members of the Company:

                  (a) The entering into of any transactions with Affiliates of either Member; "Affiliate" means an individual or entity that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any Member;

                  (b) The establishment of an annual budget, and any material deviations therefrom (or from the initial business plan);

                  (c)   The  hiring  of,  and   entering   into  of   employment
                        agreements with, executive personnel;

                  (d)   Any  amendment  or  repeal  of  any  provision  of,  any
                        addition of provisions to, or any waiver of any provision of, this Agreement, the Company's Articles of Organization or other organizational documents;

                  (e) Any acquisitions, by way of asset acquisition, stock, partnership or other equity interest acquisition, merger or similar transaction, of another business enterprise by the Company;

                  (f) Any transaction or series of transactions involving the sale of all or a substantial portion of the business operations of the Company, whether by sale of interests or sale of assets of the Company and/or its subsidiaries, merger, or any combination of the foregoing;

                  (g) Any joint venture, partnership or similar arrangement by the Company;

                  (h) Any loan, guarantee or other extension of credit by the Company other than in the ordinary course of business;

                  (i) Any material change in the nature of the business conducted by the Company;

                  (j)   The selection of officers of the Company;

                  (k) The dissolution, liquidation or termination of the Company;

                  (l) Filing a petition seeking relief for the Company under any law for the relief of debtors;

                  (m) The incurrence, renewal, refinancing, prepayment (other than mandatory repayments) of any indebtedness or amendment of the terms of indebtedness of the Company other than (i) trade or working capital debt incurred in the ordinary course of business and (ii) any indebtedness that Goldbelt may obtain pursuant to
                        Section 2.1;

                  (n) Any redemption, purchase for cancellation or other acquisition by the Company of any equity interest in the Company or any of its subsidiaries;

                  (o) The organization or creation of any new direct or indirect subsidiaries of the Company;

                  (p) Any merger, consolidation, combination or reorganization of the Company; and

                  (q) Entering into any agreement, arrangement, undertaking or commitment to take any of the foregoing steps or actions.

      6.2 Number Tenure, and Qualifications. The initial Manager shall be Goldbelt. Goldbelt shall not be entitled to resign as Manager of the Company for a period of five years commencing on the date hereof. In the event Goldbelt resigns during such period, Goldbelt shall forfeit its entire interest in the Company. The number of Managers shall be fixed from time to time by the affirmative vote of a majority of the Members but in no instance shall there be fewer than one manager. Each Manager shall be appointed and hold office until resignation or removal from office by the vote of a majority of the Members. Manager(s) need not be residents of the State of Alaska.

      6.3 Certain Powers of the Manager. Subject to Section 6.1.2 and without limiting the generality of Section 6.1.1 above, the Manager shall have the power and authority, on behalf of the Company:

            6.3.1 To acquire property;

            6.3.2 To  purchase  liability  and other  insurance  to protect  the
                  Company's property and business;

            6.3.3 To hold and own real and  personal  properties  in the name of the Company;

            6.3.4 To  invest  any  Company  funds in time  deposits,  short-term
                  governmental   obligations,   commercial   paper,   or   other
                  investments;

            6.3.5 Upon the  affirmative  vote of all of the Members,  to sell or otherwise dispose of all or substantially all of the assets of the Company in a single transaction or plan so long as such disposition does not violate or otherwise cause a default under any other agreement under which the Company may be bound;

            6.3.6 To employ  accountants,  legal counsel,  managing  agents,  or other experts to perform services for the Company and to compensate them from Company funds;

            6.3.7 To act as the "tax matters  partner"  pursuant to Section 6231 of the Code.

      6.4 Authority to Bind the Company. Unless authorized in writing to do so by this Agreement or by a Manager, no Member, agent, or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

      6.5 Meetings. A meeting of the Members shall be held once each year in Juneau, Alaska every October. The Company shall reimburse Spitz for the cost of sending not more than two representatives to each meeting (although Spitz may send more representatives at Spitz's cost). The purpose of the meetings shall be for the Members to review the current operations and finances of the Company, to adopt an annual budget and to discuss the future direction of the operations and finances of the Company and of its hiring and training program(s).

      6.6 Member Actions. Notwithstanding any other provisions of this Agreement, if all of the Members shall hold a meeting at any time and place, such meeting shall be valid without call or notice, and any lawful action taken at such meeting shall be the action of the Members. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if consent in writing, describing the action taken, is signed by all of the Members. Any such written consent shall be included in the Company's records of meetings. Meetings of the Members may be held by conference telephone or by any other means of communication by which all participants can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.

      6.7 Budgets. The Manager shall prepare an operating budget and a capital expenditure budget for the Company for each fiscal year of the Company, beginning with the first fiscal year following the effective date of this Agreement. Such budgets will not be effective unless approved by all Members. No Manager or Member shall make any expenditure or take any action during a fiscal year unless it is consistent with the approved operating budget and capital budget for that fiscal year, except with the prior consent of all the Members.

      6.8   Devotion of Time; Outside Activities.

            6.8.1 Spitz is engaged in other businesses and activities  occupying a substantial portion of its time. Accordingly, Spitz is required to devote to the business of the Company only so much of Spitz's time and attention as Spitz reasonably deems necessary or advisable. Except as otherwise provided in
                  Section 14.1, Spitz may, during the continuance of the Company, engage in any activity for Spitz's own profit or advantage without the consent of Goldbelt, and neither the Company nor Goldbelt shall have any right to any income or profit derived from such activity.

            6.8.2 Goldbelt  is  engaged  in  other   businesses  and  activities
                  occupying a substantial portion of its time. Accordingly, Goldbelt is required to devote to the business of the Company only so much of Goldbelt's time and attention as Goldbelt reasonably deems necessary or advisable. Except as otherwise provided in Section 14.2, Goldbelt may, during the continuance of the Company, engage in any activity for Goldbelt's own profit or advantage without the consent of Spitz, and neither the Company nor Spitz shall have any right to any income or profit derived from such activity.

      6.9 Banking Affiliation. The Company shall maintain accounts at such banks and other financial institutions, as the Members shall determine. All funds of the Company shall be deposited in the Company's name and shall be withdrawn from such financial institutions upon the signature of such individual or individuals as may be designated by the Manager from time to time.

      6.10 Indemnification. The Company shall indemnify each of the Members to the extent permissible under the laws of the State of Alaska, as the same exist or are hereafter amended, against all liability, loss, and costs (including, without limitation, attorney fees) incurred or suffered by such Member by reason of or arising from the fact that such Member is or was a member of the Company, or is or was at the request of the Company serving as a manager, member, director, officer, trustee, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, benefit plan, or otherwise (the "Indemnified Party"), if such Indemnified Party acted in good faith and in a manner in which such Indemnified Party reasonably believed to be in the best interest of the Company. The Company may, by action of the Members, provide indemnification, as provided above, to employees and agents of the Company who are not Members. The indemnification provided in this section shall not be exclusive of any other rights to which any person may be entitled under any statute, bylaw, agreement or resolution of Members, by contract or otherwise.

7.    Accounting

      7.1 Books and Records. The Company shall keep adequate records and books of account and shall maintain them in accordance with generally accepted accounting principles. The Members shall cause annual financial statements of the Company to be prepared, which shall include a balance sheet, a profit and loss statement, cash flow statement, and such supporting statements as the Members may from time to time deem relevant. The Company's books and records of account, financial statement, federal, state, and local income tax returns for the three most recent fiscal years, a register showing current names and addresses of the Members, a copy of the Company's Articles of Organization and any amendments thereto, and this operating agreement shall be maintained by the Members at the principal office of the Company. Each Member shall at all times have access to all such books and records.

      7.2 Method of Accounting. The books of account of the Company shall be kept on an accrual basis.

      7.3 Accounting Year. The books of account of the Company shall be kept on a calendar year basis. The taxable year of the Company shall be the calendar year.

      7.4 Income Tax Information. The Company shall timely furnish each Member with information pertaining to the Company's taxable income or loss, including but not limited to the informational tax returns of the Company and the Schedule K-1 applicable to such Member. Such information shall show each Member's distributive share of each class of income, gain, loss, deduction, or credit of the Company. Such information shall be furnished to the Members as soon as is practicable following the close of the Company's taxable year.

      7.5 Tax Matters Member. Goldbelt shall serve as the "tax matters partner" of the Company.

      7.6 Annual Accounting. Within 90 days after the end of each fiscal year, the Company shall provide all Members with an annual report containing a balance sheet as of the end of that fiscal year and statements of income or loss, Members' equity, and cash flow. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied in accordance with the accrual method of accounting and shall be audited by a certified public accountant who is mutually acceptable to the Members.

8.    Dissolution of Company.

      8.1 Events Causing Dissolution. Except as otherwise provided in Section 10.10, the Company shall be dissolved (within the meaning of the Limited Liability Company Act of the State of Alaska) by any of the following events of dissolution:

            (a) By the express will of a Member, evidenced by written notice of such Member's intention to withdraw from the Company given at the time and in the manner specified in Section 9;

            (b) By the express will of all Members who have not assigned their interests or suffered them to be charged their separate debts, evidenced by a written instrument of dissolution signed by all such Members;

            (c) By the occurrence of any event that makes it unlawful for the business of the Company to be carried on or for the Members to carry on the business of the Company;

            (d)   By the dissolution of a Member;

            (e) By the occurrence of any of the following events of bankruptcy to a Member:

                  (i) The Member makes an assignment for the benefit of creditors;

                  (ii)  The Member files a voluntary petition in bankruptcy;

                  (iii) The Member is adjudicated a bankrupt or insolvent;

                  (iv) The Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, or a proceeding against the Member seeking such relief is not dismissed within 120 days after the commencement of such proceeding;

                  (v) The Member files an answer or other pleading admitting or failing to contest the material allegations filed against the Member in any proceeding of the foregoing nature; or

                  (vi) The Member seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's property, or the appointment, without the Member's consent, of such a trustee, receiver, or liquidator is not vacated or stayed within 120 days after the appointment or after the expiration of the stay;

            (f)   By the bankruptcy of the Company.

      8.2 Cross-References; Definitions. The provisions of Section 10 shall govern the effect of any dissolution described in any of Sections 8.1(a), 8.1(d) or 8.(e) and the relative rights and obligations of the Members. For the purposes of this Section 8 and Sections 9, 10 and 11:

            (a) The term "Withdrawing Member" refers to a Member described in any of Sections 8.1(a), 8.1(d), or 8.1(e), and includes the successors in interest of a dissolved Member described in
                  Section 8.1(d).

            (b) The term "Remaining Member" refers to the Member other than the Withdrawing Member.

            (c) The term "Effective Date of Withdrawal" refers to dissolution of the Company under any of Sections 8.1(a), 8.1(d) or 8.1(e).

      8.3 Winding up of Company. In the event of dissolution described in any of Sections 8.1(b), 8.1(c), or 8.1(f), the affairs of the Company shall be wound up and its assets and properties distributed in the manner provided by Section 12.

9. Withdrawal of a Member. Each Member shall have the right to withdraw from the Company after January 31, 2004, by giving written notice of such intention to withdraw to the Company and to the Remaining Member not later than six months prior to the Effective Date of Withdrawal. Otherwise, a Member may not voluntarily withdraw from the Company.

10.   Option to Wind Up or Continue Company Following Dissolution

      10.1 Scope. The provisions of this Section 10 all apply in the case of an event of dissolution described in any of Sections 8.1(a), 8.1(d), or 8.1(e).

      10.2 Effect of Dissolution. Except as provided in this Section 10, no event of dissolution described in any of Section 8.1(a), 8.1(d), or 8.1(e) shall terminate the Company or require or entitle the Company or any Member or Members to wind up the Company business and affairs.

      10.3 Election of Remaining Member. Upon the occurrence of an event of dissolution described in any of Sections 8.1(a), 8.1(d), or 8.1(e), the Remaining Member may elect to continue the business and affairs of the Company, either by itself or in association with others, and to purchase the interest in the Company of the Withdrawing Member by giving written notice of such intention not later than 60 days following the Effective Date of Withdrawal of the Withdrawing Member. The business may be continued by the Remaining Member only if the Remaining Member or the Company purchases the interest in the Company of the Withdrawing Member. The purchase of the interest of the Withdrawing Member shall be made at the time, in the manner, for the price, and on the terms specified in Section 11. The Remaining Member's ordering an appraisal of the interest in the Company of the Withdrawing Member shall not alone be deemed to constitute an election by the Remaining Member to purchase the interest of the Withdrawing Member.

      10.4 Continuation of Company Business. Upon the timely giving of notice as provided by Section 10.3, the Remaining Member, either by itself or in association with others, shall be entitled to continue the business and affairs of the Company and for that purpose may possess the Company property and continue to use the Company name.

      10.5 Winding Up Company Business. In the event the Remaining Member fails to give timely notice as provided in Section 10.3, or fails to purchase the interest in the Company of the Withdrawing Member at the time, in the manner, for the price, and upon the terms specified in Section 11, the Members shall proceed with reasonable promptness to wind up the business and affairs of the Company in accordance with the provisions of Section 12.

11.   Purchase and Sale of Company Interest of Withdrawing Member

      11.1 Scope. This Section 11 governs the time, manner, price, and terms at and upon which the Remaining Member who has given timely notice under Section 10.3 shall purchase or cause the Company to purchase the interest in the Company of a Withdrawing Member.

      11.2 Purchase Price. The purchase price of the interest in the Company of the Withdrawing Member shall be determined by agreement of the Withdrawing Member and the Remaining Member. If the Members are unable to agree on a purchase price for the interest by the expiration of 30 days following the giving of the notice provided in
            Section 10.3, the value of the interest shall be determined by appraisal, and the purchase price for the interest shall be the appraised value thereof. In determining the appraised value of the interest in the Company of the Withdrawing Member, (i) no discount will be applied by virtue of either the lack of marketability of such interest or the fact that such interest is not a controlling interest in the Company, and (ii) no premium will be attributed by virtue of the fact that such interest represents a controlling interest in the Company.

      11.3 Appraisal Procedure. If an appraisal is required, it shall be conducted as follows:

            (a) The Withdrawing Member shall give notice to the Remaining Member of the names of at least three appraisers acceptable to the Withdrawing Member, and the Remaining Member shall select an appraiser from that list, who shall appraise the fair market value of the interest in the Company of the Withdrawing Member. All appraisers included on the Withdrawing Member's list shall be Accredited Senior Appraisers as designated by the American Society of Appraisers, or shall have comparable experience.

            (b) Within 90 days after selection of an appraiser, the appraiser shall determine the fair market value of the interest in the Company of the Withdrawing Member on the Effective Date of Withdrawal. Such appraisal shall be conducted in accordance with the standards and guidelines of the Uniform Standards of Professional Appraisal Practice. In determining such value, the appraiser shall consider, among other things (i) the value of the Company as a going concern and the Percentage Interest of the Withdrawing Member, and (ii) if greater, the amount that the Withdrawing Member would receive upon the winding up of the Company, and shall be limited by the restrictions set forth in the last sentence of Section 11.2 above. The value of the interest of the Withdrawing Member as determined by the appraiser shall be binding upon the Withdrawing Member and the Remaining Member.

            (c) The decision of the appraiser shall be in writing and shall be dated. A copy of the decision shall immediately be delivered to the Withdrawing Member and the Remaining Member.

            (d) All costs of the appraisal shall be borne by the Withdrawing Member and the Remaining Member in proportion to their respective Percentage Interests.

      11.4 Terms of Payment. The purchase price determined under Section 11.2 shall be payable in cash.

      11.5 Assignment; Indemnification. Contemporaneously with the payment under Section 11.4, the Withdrawing Member shall execute and deliver such instruments, with full covenants of warranty, as shall be effective to transfer and assign the entire interest in the Company of the Withdrawing Member to the Remaining Member.

      11.6 No Other Interest or Profits. Except for payments expressly provided for in this Section 11, neither a Withdrawing Member nor any legal representative of a Withdrawing Member shall be entitled to receive from the Remaining Member or the Company any amount in respect of the Withdrawing Member's interest in the Company except the amount of any distributions made to the Withdrawing Member prior to the Effective Date of Withdrawal.

      11.7  Documentation.  In order to give  effect to the  provisions  of this
            Section 11, each of the Members, for such Member and such Member's successors and assigns, agrees to execute, acknowledge, and deliver any instruments, agreements, and other documents reasonably required to effect the purchase and the sale, transfer, and assignment of any interest in the Company subject to this Section 11, including but not limited to all such deeds, bills of sale, and other instruments of transfer and conveyance as a title insurer may require as a condition to insuring that title to any Company property is vested in the Remaining Members, or in the Company as reconstituted following the purchase and sale of an interest in the Company under this Agreement.

12.   Winding Up Company Business and Affairs

      12.1 Scope. This Section 12 applies in case an event of dissolution described in any of sections 8.1(b), 8.1(c) or 8.1(f); in the case described in Section 10.5; and in the case of the expiration of the term of the Company as provided in Section 1.7.

      12.2 Winding Up. In any case to which this Section 12 applies, the Members (exclusive of any Member whose interest has been purchased under Section 11) shall proceed with reasonable promptness to wind up the business and affairs of the Company and to complete Company transactions begun but not then complete, and may, in the exercise of their business judgment and if commercially reasonable, determine to sell or not to sell assets of the Company. In the event of the case described in Section 10.5 above, the Company shall hire a reputable investment banking firm reasonably satisfactory to the Members to attempt to arrange for the sale of the Company as a going concern as part of the winding up of the Company pursuant to this
            Section 12.

      12.3 Distribution of Assets. The assets of the Company (including proceeds from the sale of any assets of the Company) shall be applied and distributed in the following order of priority.

            12.3.1To  creditors,  including  Members who are  creditors,  to the extent permitted by law, in satisfaction of liabilities of the Company.

            12.3.2To the setting up of any reserves  that the Members  determine to be reasonably necessary for contingent, unliquidated, or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. Such reserves may, in the discretion of the Members, be paid over to an escrow agent selected by the Members to be held by such agent as escrow for the purposes of disbursing such reserves to satisfy liabilities and obligations, as set forth above, and at the expiration of such period as the Members may reasonably deem advisable, distributing any remaining balance as provided below; provided, however, that, to the extent that it shall have been necessary, by reason of applicable law or regulation, to create any reserves prior to any and all distributions which would otherwise have been made under this
                  Section 12.3.2 and, by reason  thereof,  a distribution  under
                  Section 12.3.1 above has not been made, then any balance remaining shall first be distributed pursuant to Section
                  12.3.1 above.

            12.3.3To Members pro rata in accordance  with the positive  balances
                  in  their   respective   Capital   Accounts  on  the  date  of
                  distribution.

      12.4 Gains or Losses in Winding Up; In-Kind Distributions. Any gain or loss on disposition of Company assets in the process of winding up shall be credited or charged to the Members in the manner specified in Section 4. Any property distributed in kind in the liquidation shall be valued and treated for partnership accounting purposes in accordance with Treasury Regulationss.1.704-1 as though the property distributed had been sold at fair market value as of the date of distribution; the difference between the fair market value of the property distributed in kind and its book value shall be treated as a gain or loss on the sale of the property distributed in kind and shall be credited or charged to the Members in the manner specified in Section 4. If the Members cannot agree on the fair market value of the Company's property for purposes of this Section 12.4, the matter shall be determined by an independent appraiser selected by the Member or Members in charge of the winding up under Section 12.2, and the fair market value as so determined shall be conclusive and binding on the Company and the Members.

13.   Transfer of Company Interest

      13.1 Restriction on Transfer. Except as expressly permitted under Section 11 or this Section 13, no Member shall sell, exchange, assign, pledge, give, or otherwise transfer or encumber in any manner or by any means whatsoever, whether by operation of law or otherwise, all or any part of such Member's interest in the Company, without complying with the remaining provisions of this Section 13 or without obtaining the prior written consent of the other Member. Additionally, notwithstanding anything in Section 13.2 to the contrary, in no event shall a Member transfer its interest in the Company prior to January 31, 2004. Any purported transfer in violation of this Agreement shall be null and void and of no force and effect.

      13.2 Right of Refusal. Any Member who receives a bona fide written offer upon specific terms and conditions to purchase all or any part of such Member's interest, and who wishes to accept such offer (the "Selling Member"), shall promptly provide written notice of such offer (the "Notice") to the other Member (the "Nonselling Member"). Such Notice shall state with specificity the name and address of the person(s) desiring to purchase the interest in the Company, together with the price and terms of payment. A copy of such bona fide offer of purchase shall accompany the Notice. Such Notice also shall contain the offer of the Selling Member to sell the Selling Member's interest in the Company described in the bona fide offer of purchase to the Nonselling Member at the price and on the other terms and conditions set forth in the bona fide offer of purchase. For a period of 30 days after the giving of such Notice by the Selling Member, the Nonselling Member shall have the option to accept the offer of the Selling Member and to purchase the interest in the Company of the Selling Member described in the bona fide offer of purchase upon the terms and conditions set forth in the bona fide offer of purchase. Such option shall be exercisable by the giving of written notice of acceptance, signed by the Nonselling Member, to the Selling Member, within such 60-day period.

                  Sale of such  interest  shall  be made at the  offices  of the
            Company on a mutually satisfactory business day within 30 days after the expiration of the aforesaid 60-day offer period. Delivery of instruments of transfer to the purchasing Member shall be made on such date as payment of the purchase price therefor. If effective acceptance shall not be received within the 60-day period, then the Selling Member, subject to the remainder of this Section 13, may sell any remaining part of its interest so offered for sale at a price not less than the price, and on terms and conditions not more favorable to the purchaser thereof than the terms and conditions, stated in the Notice at any time within 90 days after the expiration of the 60-day offer period. In the event the remaining interest is not sold by the Selling Member as aforesaid during such 90-day period, the right of the Selling Member to sell such remaining interest shall expire and the obligations of this section shall be reinstated.

      13.3 Right of Co-Sale. In the event of its receipt of a Notice pursuant to Section 13.2 above, the Nonselling Member, if not purchasing the interest in the Company of the Selling Member pursuant to Section
            13.2 above, shall have the additional right, exercisable upon written notice to the Selling Member within 30 days after receipt of the Notice, to participate in the Selling Member's sale of interests in the Company to the third party described in the Notice, pursuant to the specified terms and conditions of such bona fide written offer. The right of participation of the Nonselling Member shall be subject to the following terms and conditions:

            (i) The Nonselling Member exercising rights of co-sale hereunder may sell all or any part of its interests in the Company up to that amount equal to the product obtained by multiplying (1) the aggregate number of Percentage Interests covered by the bona fide written offer by (2) a fraction, the numerator of which is the number of Percentage Interests at the time owned by such Nonselling Member and the denominator of which is the sum of (x) the number of Percentage Interests owned by the Selling Member plus (y) the aggregate number of Percentage Interests at the time owned by the Nonselling Member.

            (ii) The Nonselling Member shall effect its participation in the sale by promptly delivering to the Selling Member such documentation as is reasonably requested by the bona fide third party offeror to effect the transfer of interests in the Company.

            (iii) The  documentation  that the Nonselling Member delivers to the
                  Selling Member pursuant to Section 13.3(ii) shall be transferred to the prospective purchaser or purchasers in consummation of the sale of interests in the Company pursuant to the terms and conditions specified in the bona fide written offer, and the Selling Member shall concurrently therewith remit to the Nonselling Member that portion of the sale proceeds to which the Nonselling Member is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase interests in the Company from the Nonselling Member exercising its rights of co-sale
                  hereunder,   the  Selling   Member  shall  not  sell  to  such
                  prospective purchaser or purchasers any interests in the Company unless and until, simultaneously with such sale, the Selling Member shall purchase such shares or other securities from the Nonselling Member for the consideration that the Nonselling Member would have received but for such prohibition or refusal.

            (iv) The exercise or non-exercise of the rights of a Nonselling Member hereunder to participate in one or more sales of interests in the Company made by a Selling Member shall not adversely affect its rights to participate in subsequent sales of interests in the Company subject to this Section 13.3.

            (v) If the Nonselling Member elects to participate in the sale of the interests in the Company subject to the Notice, the Selling Member may, not later than 90 days following delivery to the Company and the Nonselling Member of the Notice , enter into an agreement providing for the closing of the transfer of the interests in the Company covered by the Notice within 60 days of such agreement on terms and conditions described in such Notice. Any proposed transfer on terms and conditions other than those described in the Notice, as well as any subsequent proposed transfer of any of the interests in the Company by the Selling Member, shall again be subject to the co-sale rights of the Nonselling Member and shall require compliance with the procedures described in this Section 13.3.

      13.4 Rights of Assignee. Any person to whom the entire remaining interest of a Member is transferred pursuant to Section 13.2 above shall, automatically and without the requirement of further action on behalf of the Company or its members or managers, become a member of the Company. In accordance with the Limited Liability Company Act of the State of Alaska, no other person to whom an interest in the Company is transferred or assigned shall be a Member or otherwise be entitled, during the continuance of the Company, to participate in the management or administration of the business or internal affairs of the Company, to require any information or account of Company transactions, or to inspect the Company books and records, unless admitted as a Member with the consent of all Members. In such latter case, the assignee shall merely be entitled to receive, in accordance with the terms of the assignment or other transfer, the profits, losses, and distributions to which the assigning or transferring Member would otherwise be entitled.

14.   Restrictions on Members

      14.1 Spitz's Noncompetition Agreement. During and for the period commencing on the effective date of this Agreement and ending three years following the earlier of (a) the purchase of the interest of a Member in the Company by the other Member or (b) the winding up of the business of the Company pursuant to Section 12, neither Spitz nor any of its Affiliates shall directly or indirectly engage in the development or operation of any ImmersaVision(TM) (or similar) theater in the State of Alaska without giving the Company the right of first refusal (on commercially reasonable terms) to pursue such operations.

      14.2 Goldbelt's Noncompetition Agreement. During and for the period commencing on the effective date of this Agreement and ending three years following the earlier of (a) the purchase of the interest of a Member in the Company by the other Member or (b) the winding up of the business of the Company pursuant to Section 12, neither Goldbelt nor any of its Affiliates shall engage in any activities which shall compete with the business of the Company.

15.   Miscellaneous

      15.1 Waiver of Right of Dissolution by Court Decree. The Members acknowledge and agree that care has been taken in this Agreement to provide fair and reasonable terms governing the dissolution of this Company. Accordingly, the Members accept the provisions of this Agreement as the sole and exclusive basis for dissolution of the Company and the determination of the relative rights and obligations of the Members from and after dissolution. Each Member waives and renounces its right to apply for a court decree of dissolution or to seek appointment by a court of a liquidator for the Company.

      15.2 Specific Performance. The Members declare that it is impossible to measure in money the damages that will accrue if a Member or the successors or assigns of a Member should fail to perform any of the obligations contained in this Agreement. Therefore, the terms and provisions of this Agreement may be specifically enforced in equity, and the parties hereby waive the claim or defense that the remedy at law is adequate for a breach of any of the terms and provisions of this Agreement.

      15.3 Amendment of Agreement. This Agreement may be amended only by the written agreement of the Members.

      15.4 Notices. Any notice, consent, or other communication required or given or made under this Agreement shall be in writing and shall be deemed to have been sufficiently given or made either (i) immediately when sent by facsimile machine to the facsimile number noted below, or (ii) upon successful delivery when personally delivered or mailed by certified mail, return receipt requested, to the address and attention noted below:

                  Goldbelt:                 Goldbelt, Incorporated
                                            Attn: Joseph Beedle, President
                                            9097 Glacier Highway, Suite 200
                                            Juneau, Alaska 99801
                                            Facsimile: (907) 790-4999

                  Spitz:                    Spitz, Inc.
                                            P.O. Box 198
                                            U.S. Route 1
                                            Chadds Ford, Pennsylvania 19317
                                            Facsimile:  (610) 459-3830
                                            Attn: Mr. John Schran

                  with a copy (which shall not constitute notice) to:

                                            Finn Dixon & Herling LLP
                                            One Landmark Square
                                            Suite 1400
                                            Stamford, Connecticut 06901
                                            Facsimile: (203) 348-5777
                                            Attn: David I. Albin, Esq.

            Any member may change its address for notices by giving notice of such change to the other Member in accordance with this section.

      1.5.5 Binding Effect. This Agreement shall be binding upon all parties and their estates, legal representatives, heirs, devisees, successors, and assigns, provided that this Section 16.5 shall not be construed as a modification of the restrictions against assignment contained in this Agreement.

      15.6 Further Assurances. The Members will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      15.7 Waiver. No waiver of any right arising out of a breach of any covenant, term or condition of this Agreement shall be a waiver of any right arising out of any other or subsequent breach of the same or any other covenant, term or condition or a waiver of the covenant, term or condition itself.

      15.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between them relating to the subject matter of this Agreement, oral or written, all of which are hereby canceled.

      15.9 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

      15.10 Captions. The captions are inserted only for convenience and are not a part of this Agreement or a limitation of the scope of the particular section to which each refers.

      15.11 Gender and Number. If the context of any section of this Agreement so requires, the masculine, feminine and neuter genders shall be deemed to include the other or others. The singular and plural numbers shall each be deemed to include the other.

      15.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

      15.13 Authority. Each individual executing this Agreement on behalf of a corporation warrants that he is authorized to do so and that this Agreement will constitute the legally binding obligation of the corporation that the individual represents.

      15.14 Disputes.

      15.14.1 Senior Officers. Any claim or dispute between Goldbelt, whether as Manager and/or a Member, on one side, and Spitz on the other, arising out of or in connection with this Agreement or any agreement entered into in connection with the transactions contemplated hereby (including without limitation the Purchase Contract) or any alleged breach hereof or thereof (a "Claim") shall be submitted for resolution to the Chief Executive Officer of Goldbelt and the President of Spitz, who shall meet in Minneapolis, Minnesota (or such other location as they shall mutually agree) within 20 days of such submission to seek in good faith an amicable settlement.

      15.14.2 Binding Arbitration.

                  (A) Governing Principles. Any Claim not settled by the parties within 40 days after written notice of the Claim is first given by either party to the other shall be finally settled by arbitration under the Commercial Arbitration Rules (the "Rules") and the Guidelines for Expediting Larger, Complex Commercial Arbitrations of the American Arbitration Association (the "AAA"), and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction over it. The arbitration shall be conducted in Minneapolis, Minnesota.

                  (B) Selection and Qualification of the Arbitrator. There shall be one arbitrator (referred to as the "Arbitrator"). The parties shall endeavor to agree on the selection of an Arbitrator, but if no agreement has been reached within 40 days of claimant's demand that the Arbitrator be selected the Arbitrator shall be selected by the AAA upon the request of any party. The Arbitrator shall conduct himself/herself as a neutral, and be subject to disqualification pursuant to Section 19 of the Rules. The Arbitrator shall be compensated at his or her normal hourly or per diem rates for all time spent in connection with the arbitration proceeding, and pending final award, appropriate compensation and expenses shall be advanced equally by the parties.

                  (C) Preliminary  Hearing.  Within 15 days after the Arbitrator has been appointed, a preliminary hearing among the Arbitrator and counsel for the parties shall be held for the purpose of developing a written plan for the management of the arbitration that shall promote the efficient, expeditious and cost-effective conduct of the proceeding.

                  (D) Interim Relief from a Court. Any party may request a court to provide interim or provisional relief, and such request shall not be deemed incompatible with the agreement to arbitrate or as a waiver of that agreement.

                  (E) Powers of the Arbitrator and Arbitration  Procedures.  The
            Arbitrator shall permit and facilitate such discovery as it determines is appropriate, including prehearing depositions, particularly of witnesses who will not appear, and orders to protect the confidentiality of proprietary information, trade secrets, and other sensitive information disclosed in discovery. Papers, documents and written communications shall be delivered by the parties directly to each other, the Arbitrator, and the AAA tribunal administrator. The Arbitrator shall actively manage the proceeding to make it fair, expeditious, economical and less burdensome and adversarial than litigation. The Arbitrator may limit the issues, limit the time for each party to present its case, exclude testimony and other evidence that it deems irrelevant, cumulative or inadmissible, and order that the direct testimony of witnesses be furnished by written sworn statement. All documents that a party proposes to offer in evidence, except for those objected to by an opposing party, shall be self authenticated. There shall be a stenographic transcript of the proceedings, the cost of which shall be borne equally by the parties, pending the final award. Any Claim submitted to arbitration shall be resolved in accordance with Title 9 of the U.S. Code (U.S. Arbitration Act) which shall govern the interpretation, enforcement and proceedings pursuant to this arbitration provision.

                  (F) Rendering of Award.  The award  rendered by the Arbitrator shall itemize the awards, shall not include punitive damages but may include all or a part of a party's reasonable attorneys' fees, and shall state the reasoning on which it rests. Before rendering the final award, the Arbitrator shall submit to the parties an unsigned draft of the proposed award, and each party may deliver, within 15 days after receipt of such draft, a written statement of alleged errors of fact, computation, law or otherwise. The Arbitrator may disregard any party's statement to the extent that it is in substance an application for reargument. Within 20 days after receipt of such statements, the Arbitrator shall render the final award.


                      GOLDBELT, INCORPORATED


                      By: /s/ Gary Droubay
                           Name: Gary Droubay
                           Title: President and Chief Executive Officer


                      SPITZ, INC.


                      By: /s/ Charles H. Holmes Jr.
                          -------------------------
                             Name: Charles H. Holmes Jr.
                                         Title: President